UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             October 19, 2012

VOIS INC.
(Exact name of registrant as specified in its charter)

Florida	000-33035	95-4855709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 Del Mar Heights Rd. #802, San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(619) 253-4174

22900 Shaw Road, Suite 111, Sterling, VA 20166
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; and the ability to acquire the capital necessary to continue our operations and take advantage of opportunities.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Current Report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Item 1.01           Entry into a Material Definitive Agreement.

Item 2.01           Completion of Acquisition or Disposition of Assets.

Item 3.02           Unregistered Sales of Equity Securities.

On October 19, 2012, VOIS Inc. (the “Company”, or "VOIS") entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mind Solutions, Inc., a Nevada corporation ("MSI"), Mind Solutions, Inc., an Ontario corporation (“MSIC”) and Mind Solutions Acquisition Corp., a Nevada corporation (“MSAC”) which is a wholly-owned subsidiary of our company formed for this transaction. Under the terms of the Merger Agreement, MSAC was merged into MSI and MSI became a wholly-owned subsidiary of VOIS (the “Merger”)  The stockholders of MSI were issued a total of 196,000,000 shares of the Company's common stock in exchange for 100% of the outstanding shares of MSI.

Following the Merger, there are now 241,531,098 shares of the Company’s common stock outstanding, of which 196,000,000, approximately 81.15%, are held by the former shareholders of MSI.

All of the MSI’s stockholders were accredited investors. These issuances were made in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption provided by Section 4(2) of that act. The transaction was accounted for as a reverse merger and recapitalization of MSI whereby MSI is considered the acquirer for accounting purposes.

Upon the closing of the Merger, our sole officer and director resigned and simultaneously with the Merger Mr. Kerry Driscoll was appointed our sole officer and director.

Our business and operations are now the business and operations of MSI. Following is the information that would be included in a Form 10 registration statement.

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FORM 10 DISCLOSURE

Our focus is to develop software and certain related hardware. Our software applications that we are developing use a wireless EEG headset, which is designed to read brainwaves and allow the user to interact with a computer via our software. We are also developing a proprietary micro electro encephalograph, or EEG, wireless headset that may, if we are successful, allow interaction with our software applications that we are developing.

The hardware we are developing is a BCI (brain computer interface) device, which is an EEG headset that, if we are successful in our development work, may be used to interpret electrical signals produced by the brain. We believe that the EEG headset may be the smallest in the world. If we are successful in our development efforts, and if product testing can be successfully completed, it may be used to communicate with mobile smart phones as well as personal computers, or PCs. We have received, on a preliminary basis, prototypes from our manufacturing sub-contractor in Asia and, if our financial and market circumstances allow, and depending on the outcome of our efforts to raise additional capital, we may make arrangements for our manufacturing sub-contractor to begin manufacturing of the product. We cannot assure you that we will successfully complete testing or that market conditions or our financial resources will be sufficient to undertake these and other steps that we anticipate will be necessary. The development of software and hardware by any small company, including us, carries significant risks and uncertainties that are beyond our control. As a result, we cannot assure that we will successfully market and sell our planned products or, if we are able to do so, that we can achieve sales volume levels that will allow us to cover our fixed costs.

Finally, and if market conditions and our financial circumstances allow, we anticipate that we may develop thought-controlled applications to communicate with our planned EEG headset and, if we are successful in these efforts, we may add additional applications thereafter. In that connection we may, if these efforts are successful, initiate one or more mobile device applications, or apps, store which will be designed to allow outside developers to participate in a revenue sharing program for the thought-controlled applications they develop.

Our products fall under two categories: software and hardware.

Software

Currently we have developed three thought-controlled software applications, which are currently available to consumers. These completed applications have been tested by our Scientific Advisory Board as well focus groups, including persons with disabilities such as amyotrophic lateral sclerosis, or ALS, which is also known as Lou Gehrig’s disease. The applications have all passed beta testing and completed for commercialization to the public. The three completed applications are sold online, direct to consumers and delivered via email as a download for their PC. Mind Mouse and Master Mind are currently sold at $99, while the basic application of Think Tac Toe is sold for $49. These applications have been available for purchase as a software download through www.MindTechnologiesInc.com and will be available as of November 1st, 2012 through The Company’s website www.MindSolutionsCorp.com .

Our current software products are as follows:

MIND MOUSE - The thought-controlled software application is designed to allow the user to navigate the computer, click and double click to open programs, compose email and send with the power of their mind. The application can be used by anyone, but we believe it is especially beneficial to people with disabilities that have problems with communicating.

MASTER MIND - This thought-controlled software application is designed to allow the user to play existing PC games which are on the market with the power of their mind. Rather than using a traditional keyboard, mouse or hand-held controller, the player controls the characters with their thoughts through the use of a wireless headset that reads the player’s brainwaves. The user maps specific thoughts to create commands, which are received via a Bluetooth wireless USB. Those commands cause the characters to run, shoot, jump or any other action used in the game.

THINK-TAC-TOE - The thought-controlled version of tic-tac-toe, allows the user to play against the computer using the power of their mind. The game provides the use of a gyroscope to move right, left, up or down. Once the desired square is selected, the user concentrates to place an “X” or “O” in the respective box. The game can be played entirely by cognitive thought, by thinking Right or Left or can utilize the gyroscope to move from square to square.

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Hardware

Our Micro EEG headset is currently in the development phase with a completed, functioning prototype delivered and tested. The prototype has been tested positively on the majority of Samsung Tablets and has received the communication and results our Scientific Advisory Board was expecting. The prototype has also been tested anatomically on several subjects and has received the brain signals and electrical impulses we were seeking. From here, we anticipate developing the software operating system, or SDK, to integrate the hardware with the software planning to be developed by The Company’s development team as well as by outside developers seeking to participate on a revenue-sharing basis through the planned APP store.

Our Micro EEG headset is designed to be the smallest, lightest BCI device on the market. Our goal has been to create a user-friendly BCI that uses dry sensors in a way that it does not stand out when worn and produces reliable, consistent results. While there are many uncertainties and variables beyond our control in developing new products, if our market circumstances allow we anticipate that if we are successful in our development efforts and provided that we can obtain sufficient amount of additional financing, we may release the headset in the near future.

Cognitive Thought Interactive Platform (CTIP)

Our CTIP employs unique, home based infrastructure. This early stage development platform will allow the home to be operated by thoughts rather than actions. The platform empowers users to control everyday applications with the power of their thoughts through powerful analytic software. It empowers a stay at home parent to answer the telephone, turn on the lights, pre-heat the oven, start the washing machine, dryer and, dish washer, turn on the television and change the channel all through their thoughts. The CTIP operates in a way that can be programmed to fit any application. Household appliances will soon be created with software interfaces. An example is the Apple iTouch and iPhone application that allows the user to control the volume and song selection on their computer from across the room. Remote capacity to control one appliance such as a television is standard; however Apple has crossed to multiple application interfaces. Combined with software interfaced appliance and our CTIP, we believe the household will be operated by the power of the owners’ thoughts. Once placing on the headset the owner can turn on and off the lights by simply thinking “lights turn on”. We plan to develop software for all household appliances.

•	Televisions	•	Lights
•	Ovens/Stoves	•	Telephones
•	Fax Machines	•	Fans
•	HVAC	•	Computers
•	Printers	•	Stereos

Our CTIP creates new possibilities for fun efficient was to manage a household. The CTIP will be developed for each individual appliance and will be sold as separate applications for the user. For each appliance a new application will be purchased from us. Subject to the availability of sufficient capital, we will also expend resources and focus on the medical applications sector, focused on diagnostic software to address learning impairments, sleep disorders, and severe clinical disorders.

Intellectual property

The Company secures its hardware through patents and trademark protection. The Company has completed a patent search, and filed a provisional patent with the USPTO for a “Portable Brain Monitor Device”. The Company has since updated the filing within the 12 month grace period allowed for amendments and improvements. The Company’s patent focuses on the anatomical location chosen to receive electrical EEG signals when wearing the device, as well as the portable, mobile nature of the device. The Company has a license from Emotiv Systemswhich grants us the right to develop software utilizing Emotiv’s Epoc headset and its proprietary platform. This platform was used to create the three software applications completed by The Company which are compatible with the Emotiv Epoc headset. The Licensing Agreement is valid for 10 years and allows the Licensee to develop software compatible with the Epoc headset. Products developed by the Licensee can be sold and priced as the Licensee desires. Consumers wishing to purchase the software applications developed for the Emotiv platform must purchase the Epoc headset from www.Emotiv.com for $299 in order to operate the software applications purchased.

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The Company utilizes up to six independent contractors retained to develop our software applications. The complexity of the application and the time constraints will determine how many software developers are utilized for a given project. While quality software developers cost approximately $90 per hour, it is The Company’s view that quality control is more important than cost savings through outsourcing to less expensive developers, such as those available overseas.

Competition

There are only two commercialized BCI Company’s on the market currently: Emotiv and Neurosky. NeuroSky, Inc. (www.neurosky.com) - Considers itself the worldwide leader in bringing biosensor technology to the consumer mass market. This competitor to the Epoc headset is a very basic and rudimentary headset, which we have not found to be reliable for serious gamers or up to par to even consider for medical applications. The technology is very basic and although works well as a toy, we have determined that it is not feasible to use for the applications that we have developed and are developing. It is the technology behind Mattel’s Mindflex and Uncle Milton’s Star Wars Force Trainer.

Mindflex by Mattel (www.mindflexgames.com) – Toy based technology which is sold in toy stores such as Toys ‘r’ Us. Due to the simplicity of their technology, they are more after the toy market as they cannot achieve the complexity required by gamers and the medical application market.

Uncle Milton’s Star Wars Force Trainer (www.unclemilton.com/starwars) - A very rudimentary toy that shows the possibility of thought control but remains a simple technology sold to the toy market.

Government regulation

The regulations associated with the Company’s business will be SEC regulations and FTC regulations. SEC regulations will involve compliance in all areas related to the Company’s publicly traded securities. The Company has retained competent SEC counsel to ensure filings are completed on time and that all compliance issues are strictly followed. The products developed by the Company will be regulated by the FTC to ensure guidelines on selling to consumers are strictly followed. The Company plans to sell their products throughout the world, so both U.S. Customs and International Customs regulations will need to be strictly followed as well.

Employees

We currently have one full time employee and rely on outside consultants. As we expand our business, we are anticipating adding employees in the areas of sales and marketing and research and development. We do not expect to encounter any difficulties in hiring the necessary personnel.

Our history

We were incorporated in the State of Delaware on May 19, 2000 initially under the name Medical Records by Net, Inc. In October 2000, we changed our name to Lifelink Online, Inc., and in January 2001, we changed our name to MedStrong Corporation. In March 2001, the company name was changed to MedStrong International Corporation. Prior management's efforts had been directed toward the development and implementation of a plan to generate sufficient revenues in the medical information storage industry to cover all of its present and future costs and expenses. We remained a development stage company, generating approximately $1,700 in cumulative revenues from our operations from inception through December 31, 2006 and an accumulated deficit of approximately $3.7 million. We were considered a “shell” company under Federal securities laws.

In February 2007, we acquired various assets from VOIS Networking, Inc., a privately-held Florida corporation controlled by two of our former directors and officers, Messrs. Gary Schultheis and Herbert Tabin, including furniture, fixtures and equipment as well as intangible assets comprised of several website domain names (URLs), website and software development and applicable contracts relating thereto, for a total purchase price of $24,044. Thereafter, we began developing a new line of business in connection with a Web 2.0 Internet social commerce networking site. In March 2007, the company’s name was changed to VOIS Inc.

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MSI was incorporated under the laws of the state of Nevada on May 24, 2002 under the name Red Meteor Media, Inc. and operated as an online marketing firm with a proprietary email database. MSI derived revenue from clients paying to broadcast advertising to the company’s double opt-in email database. MSI changed its name to Prize Entertainment Inc. in November of 2003 when it began focusing its business on providing corporate hospitality and entertainment packages to their clients through sporting events and music venues. MSI changed the name to Mind Solutions, Inc. in November 2009 to reflect the current business of developing BCI technology.

Our historic operations

The Company’s focus has been to complete the proprietary EEG headset as their primary goal. Once complete and ready for market, The Company plans to launch the product with a marketing campaign. This will include social networking through sites like Facebook, Twitter and others. The Company also plans to launch the product through industry trade shows such as the Consumer Electronics Show (CES).

The Company believes it is a much better strategy to utilize marketing capital once The Company’s proprietary EEG headset is complete to sell along with completed software applications, rather than sell the software completed for the Emotiv platform. This way, the Company realizes revenue from both the hardware and software in comparison to selling only software and having the consumer purchase the EEG (Epoc) headset from Emotiv.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this Current Report before you decide to purchase securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

We have only a limited operating history, have not generated any revenues and have not operated profitably since inception.  There are no assurances we will ever generate revenues or profits.

Our operations have never been profitable, and it is expected that we will continue to incur operating losses in the future.  For fiscal 2011 our operating loss and net loss was $150,656.  During fiscal 2011 cash used in operations was approximately $155,370, and at December 31, 2011 we had a working capital deficit of $302,201 and an accumulated deficit of approximately $296,390.  For fiscal 2010 our operating loss and net loss was $145,634.  During fiscal 2010 cash used in operations was approximately $145,612, and at December 31, 2010 we had a working capital deficit of $146,296 and an accumulated deficit of $145,734.  We did not generate any revenues in fiscal 2011.  There is no assurance that we will be able to fully implement our business model, generate any meaningful revenues or operate profitably in the future. Our failure to generate substantial revenues and achieve profitable operations in future periods will adversely affect our ability to continue as a going concern.  If we should be unable to continue as a going concern, you could lose all of your investment in our company.

We will need additional financing which we may not be able to obtain on acceptable terms.  If we cannot raise additional capital as needed, our ability to execute our business plan and grow our company will be in jeopardy.

Capital is needed not only to fund our ongoing operations and to pay our existing obligations, but capital is also necessary for the effective implementation of our business plan.  Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, manage our business and control our expenses.  On December 31, 2011, we had cash on hand of $942.  We will need to raise significant additional capital to fund the future growth of our company, including advertising and marketing, continued investment in growing our user base and product development.  We do not have any firm commitments to provide capital and we anticipate that we will have certain difficulties raising capital given the development stage of our company and the current uncertainties in the capital markets.  Accordingly, we cannot assure you that additional working capital will be available to us upon terms acceptable to us.  If we do not raise funds as needed, our ability to continue to implement our business model is in jeopardy and we may never be able to achieve profitable operations.  In that event, our ability to continue as a going concern is in jeopardy and you could lose all of your investment in our company.

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Our auditors have raised substantial doubts about our ability to continue as a going concern.

The report of our independent registered public accounting firm on our financial statements at December 31, 2011 and for the year then ended raises substantial doubts about our ability to continue as a going concern based on our losses since inception, available working capital and shareholders’ deficiency.  Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. As described above, while we believe our current working capital is sufficient to sustain our current operations for approximately two to three months, we will need to raise additional working capital for marketing expenses as well as product development in order to continue to implement our business model.  If our estimates as to the sufficiency of these funds is incorrect, in addition to raising capital to fund the continued implementation of our business model we will also need to raise funds to pay our operating expenses.  If such funds are not available to us as needed, we may be forced to curtail our growth plans and our ability to grow our company will be in jeopardy.  In such event, we may not be able to continue as a going concern.

Historically we have engaged in a number of related party transactions and our Board is not controlled by independent directors.

From time to time we have engaged in a number of material related party transactions with companies owned or controlled by our executive officers and directors, including the purchase of assets believed on favorable terms to the company, which comprise our business, payment of expenses on behalf of these entities and the sale of securities to these entities.  These affiliated transactions may from time to time result in a conflict of interest for our management.  Because these transactions are not subject to the approval of our shareholders, investors in our company are wholly reliant upon the judgment of our management in these related party transactions.

Because our operating history is limited and the revenue and income potential of our business and markets are unproven, we cannot predict whether we will meet internal or external expectations of future performance.

We believe that our future success depends on our ability to develop revenue from our operations, of which we have a very limited history.

Our common stock is currently quoted on the OTC Markets, but trading in the securities is limited, and trading in these securities is, or could be, subject to the penny stock rules.

Currently, our common stock and certain of our warrants are quoted on the OTC Markets. The market for these securities is extremely limited and there are no assurances an active market for either security will ever develop. Additionally, securities which trade at less than $5.00 per share, such as our securities, are considered a “penny stock,” and subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements would severely limit the liquidity of our securities in the secondary market because few broker or dealers are likely to undertake these compliance activities.

Provisions of our Articles of Incorporation and Bylaws may delay or prevent a take-over which may not be in the best interests of our shareholders.

Provisions of our Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt.  In addition, certain provisions of the Florida Business Corporations Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders.

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Further, our Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors in their sole discretion.  Our Board of Directors may, without shareholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

We have not undertaken an exhaustive evaluation of our intellectual property rights or whether others may hold intellectual property rights that are superior to the rights that we have claimed.

While our proprietary headset is currently in patent pending status, with international protections, we have not undertaken an exhaustive evaluation of our intellectual property rights or whether others may hold intellectual property rights that are superior to the rights that we have claimed.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations for the years ended December 31, 2011 and 2010 and the six months ended June 30, 2012 and 2011 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this Current Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors appearing earlier in this Current Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

OVERVIEW

Our focus is to develop software and certain related hardware. Our software applications that we are developing use a wireless EEG headset, which is designed to read brainwaves and allow the user to interact with a computer via our software. We are also developing a proprietary micro EEG wireless headset that may, if we are successful, allow interaction with our software applications that we are developing.

We have received, on a preliminary basis, prototypes from our manufacturing sub-contractor in Asia and if our financial and market circumstances allow and depending on the outcome of our efforts to raise additional capital, we may make arrangements for our manufacturing sub-contractor to begin manufacturing of the product. We cannot assure you that we will successfully complete testing or that market conditions or our financial resources will be sufficient to undertake these and other steps that we anticipate will be necessary. The development of software and hardware by any small company, including us, carries significant risks and uncertainties that are beyond our control. As a result, we cannot assure that we will successfully market and sell our planned products or, if we are able to do so, that we can achieve sales volume levels that will allow us to cover our fixed costs.

Finally, and if market conditions and our financial circumstances allow, we anticipate that we may develop thought-controlled applications to communicate with our planned EEG headset and, if we are successful in these efforts, we may add additional applications thereafter. In that connection we may, if these efforts are successful, initiate one or more apps which will be designed to allow outside developers to participate in a revenue sharing program for the thought-controlled applications they develop.

We expect that we will need to raise approximately $500,000 in the next 12 months to fund our business. Given the small size of our company and the early stage of our operations, we may find it difficult to raise sufficient capital to meet our needs. We do not have any firm commitments for additional capital and there are no assurances it will be available to us. If we are unable to access capital as necessary, our ability to generate revenues and to continue as a going concern will be in jeopardy.

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Going Concern

We have incurred net losses of approximately $346,060 since inception through June 30, 2012. The report of our independent registered public accounting firm on our financial statements for the period ended December 31, 2011 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our net loss and cash used in operations. Those factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. There are no assurances we will be successful in our efforts to exit development state, generate revenues or report profitable operations or to continue as a going concern, in which investors would lose their entire investment in our company.

Critical Accounting Policies and Estimates

The preparation of these financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. On an ongoing basis management evaluates its critical accounting policies and estimates.

A “critical accounting policy” is one which is both important to the understanding of the financial condition and results of operations of the Company and requires management’s most difficult, subjective, or complex judgments, and often requires management to make estimates about the effect of matters that are inherently uncertain. Management believes the following accounting policies fit this definition:

Revenue Recognition

Our revenue recognition policy is consistent with the criteria set forth in Staff Accounting Bulletin 104— Revenue Recognition (“SAB 104”) for determining when revenue is realized or realizable and earned. We recognize revenue in accordance with the requirements of SAB 104 that:

•	persuasive evidence of an arrangement exists;
•	delivery has occurred;
•	the seller’s price to the buyer is fixed or determinable; and
•	collectability is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Significant estimates for the periods reported include certain assumptions used in deriving the fair value of share-based compensation recognized, the useful life of tangible assets and the future value of our website development costs. Assumptions and estimates used in these areas are material to our reported financial condition and results of our operations. Actual results will differ from those estimates.

Software Development Costs

The Company accounts for software development costs in accordance with several accounting pronouncements, including FASB ASC 730, Research and Development, and FASB 985-20, Costs of Computer Software to be Sold, Leased, or Marketed. The Company expenses research and development costs as incurred.

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Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of property, plant and equipment is measured by comparing its carrying value to the undiscounted projected future cash flows that the asset(s) are expected to generate. If the carrying amount of an asset is not recoverable, we recognize an impairment loss based on the excess of the carrying amount of the long-lived asset over its respective fair value, which is generally determined as the present value of estimated future cash flows or at the appraised value. The impairment analysis is based on significant assumptions of future results made by management, including revenue and cash flow projections. Circumstances that may lead to impairment of property, plant and equipment include a significant decrease in the market price of a long-lived asset, a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition and a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset including an adverse action or assessment by a regulator.

Results of Operations

Six month period ended June 30, 2012 and 2011

We did not generate any revenues during either the six months ended June 30, 2012 or the comparable period in 2011.

Our general and administrative, or G&A, costs during the six months ended June 30, 2012 decreased 32% from the six months ended June 30, 2011. We reduced our G&A costs in 2012 as a result of the majority of development being concluded and the focus turning to manufacturing the prototype.  These expenses are primarily made up of salaries, accounting fees, legal expenses, insurance, and related expenses.

Years ended December 31, 2011 and 2010

We did not generate any revenues during either 2011 or 2010.

Our G&A during 2011 decreased 43% from 2010. The Company reduced its G&A costs in 2011 as a result of the majority of development being concluded and the focus turning to manufacturing the prototype.  These expenses are primarily made up of salaries, accounting fees, legal expenses, insurance, and related expenses.

Liquidity and capital resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. As of June 30, 2012, we had cash on hand of $561, and our working capital deficit was $356,982, compared with cash on hand of $942 and a working capital deficit of $302,201 at December 31, 2012.

Cash Flow Analysis

For the six months ended June 31, 2012, cash used in operating activities was $50,816 compared to cash used in operating activities of $57,361 for the six months ended June 30, 2011. The change is primarily due to a lower net loss of $2,431 and an increase in accounts payable of $3,965 for the six month period ended June 30, 2012 versus the prior year period.

Net cash provided by financing activities for the six months ended June 30, 2012 totaled $50,435 and consisted of the proceeds on a note payable from officer of $50,435. This compares to net cash provided by financing activity for the six months ended June 30, 2011 of $12,096, which consisted of $8,000 in proceeds from parent company and $4,096 in proceeds on a note payable from officer.

Net cash used in operating activities was $155,370 for fiscal 2011, as compared to net cash used in operations of $145,612 for fiscal 2010.  For 2011, our cash used in operations of $155,370 consisted of a net loss of $150,656, depreciation of $98, an increase in accounts payable of $535, and an increase in advances to a related party of $5,347.

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For fiscal 2010 our cash used in operations of $145,612 consisted of a net loss of $145,634, and depreciation of $22.

Net cash used in investing activities in fiscal 2011 was $0 as compared to $684 in fiscal 2010.  We used cash for property and equipment purchases in 2010.

Net cash provided by financing activities for fiscal 2011 was $109,284, as compared to $193,324 in fiscal 2010.  In fiscal 2011 we had proceeds of $75,610 from advances from our parent company, and proceeds from a note payable with a related party of $33,674.   In fiscal 2010, we had proceeds of $36,000 from advances from our parent company, and proceeds from a note payable with a related party of $157,324.

We lack liquid financial resources and we lack access to any significant source of capital or financing needed to support our corporate strategy. We may attempt to raise additional capital from the sale of our common stock or debt but we have not identified any sources that would allow us to raise the additional capital. As ac result, there can be no guarantee that we will be able to raise additional capital, or if we do, that we can raise it in sufficient amounts and on reasonable terms in light of our current circumstances.

Similar to many small public and private companies, we enter into financial and other transactions with our officers and directors and we are likely to continue that practice. While we believe that this is prudent and allows us to complete transactions that enhance our company, all transactions with any related party carry with them the possibility that the transaction may be viewed as unfair and the product of a conflict of interest. A conflict of interest arises whenever a party has an interest on both sides of a transaction. While we believe that all of our past transactions were undertaken on fair and reasonable terms – similar to that which we could obtain from an independent unrelated third party, there can be no assurance that our transactions were obtained and our future transactions on terms that are no more than that from an independent third party.

Our ability to maintain sufficient liquidity depends partially on our ability to achieve anticipated levels of revenue, while continuing to control costs. If we did not have sufficient available cash, we would have to seek additional debt or equity financing through other external sources, which may not be available on acceptable terms, or at all. Failure to maintain financing arrangements on acceptable terms would have a material adverse effect on our business, results of operations and financial condition.

Off Balance Sheet Arrangements

As of the date of this Current Report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

PROPERTIES

We presently do not own or lease any property.  We currently occupy space rent free in San Diego, California at the offices of our Chief Executive Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT FOLLOWING THE SHARE EXCHANGE

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

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On October 19, 2012 there were 243,031,098 shares of our common stock outstanding. The following table sets forth certain information with respect to beneficial ownership of our common stock immediately by:

•	Each person known to be the beneficial owner of 5% or more of our outstanding common stock;
•	Each named executive officer;
•	Each director; and
•	All of the named executive officers and directors as a group.

Unless otherwise indicated, the person(s) and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is 3525 Del Mar Heights Rd. #802, San Diego, Ca. 92130.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Kerry Driscoll	196,000,000	80.7%
All officers and directors as a group (one person)	196,000,000	80.7%

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of September 30, 2011.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan category

Plans approved by our shareholders:	-	n/a	n/a

Plans not approved by shareholders:
2002 Stock Option Plan	-	$-	2,774,966
2007 Equity Compensation Plan	-	$-	718,750
2009 Equity Compensation Plan	266,667	$0.97	2,067,179

DIRECTORS AND EXECUTIVE OFFICERS

At the closing of the Merger, Mr. Mark B. Lucky, our then sole officer and director, resigned and Mr. Kerry Driscoll was appointed our sole officer and director to serve until our next annual meeting of shareholders or his earlier resignation, removal or death. Biographical information regarding Mr. Driscoll is as follows:

Name	Age	Position
Kerry Driscoll	43	Chief Executive Officer, Chief Financial Officer, Director

Kerry Driscoll. Mr. Driscoll has been a member of our Board of Directors, our Chief Executive Officer and our Chief Financial Officer since October 2012. Mr. Driscoll graduated from USC where he received his B.S. in Business Administration through the Entrepreneur Program from the University of Southern California.  Mr. Driscoll has been involved with many start-ups since receiving his degree in 1991. Since 1997 he has been a principal at Driscoll & Associates Insurance Services, Inc. and started with the company in 1997.

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Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our board of directors based upon the amount of time expended by each of the directors on our behalf. The following table provides information concerning the compensation of our directors for their services as a member of our Board of Directors for fiscal 2011. Executive officers do not receive compensation for their services as Board members and, accordingly, are not listed in the following table. The value attributable to any option awards is computed in accordance with FASB ASC 718.

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Hal Compton Sr.	—	3,750	—	—	—	—	3,750
Sam Crowley	—	3,750	—	—	—	—	3,750
Oliver McGonigle	—	3,750	—	—	—	—	3,750
James Thomas	—	3,750	—	—	—	—	3,750
William Marginson	—	3,750	—	—	—	—	3,750

Mr. Driscoll will not receive any compensation specifically for his services as a director.

Director Qualifications, Board Leadership Structure and Risk Management

Following the Merger, our business and operations are now those of MSI. Mr. Driscoll, the sole member of our board of directors, was appointed to our Board in October 2012 following the Merger. MSI is a small company that until October 2012 was a privately held company. We believe that as a result of his years of entrepreneurial and operational experience, Mr. Driscoll brings to the Board of Directors demonstrated management ability at senior levels. These experiences, qualifications and attributes have led to our conclusion that Mr. Driscoll should be serving as a member of our Board of Directors in light of our business and structure.

Committees of the Board of Directors

We do not have any committees of the Board, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any other committee performing a similar function. The functions of those committees are being undertaken by board of directors as a whole. Because we do not have any independent directors, we believe that the establishment of these committees at this time would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees, nor do we have a policy regarding director diversity. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors. Given our early stage of operations, we do not anticipate that any of our stockholders will make such a recommendation until at such time as we have begun to implement our business model and are generating revenues, if then. Even then, we do not know if any of our stockholders will make a recommendation for any candidate to serve on our Board given the relatively small size of our company and current lack of directors and officers’ insurance coverage. As set forth above, in the future we expect to expand our Board to include independent directors. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

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Mr. Driscoll is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or board of directors who:

•	understands generally accepted accounting principles and financial statements,
•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity of our financial statements,
•	understands internal controls over financial reporting, and
•	understands audit committee functions.

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our board of directors.

Scientific Advisory Board

We have a Scientific Advisory Board that provides expert advice on product development and other matters. This Board is led by Dr. Gordon Chiu. Dr. Chiu has more than 15 years of combined domestic and international experience in biomedical, chemical, cosmetic, medical and technology industries. He has been invited to serve on the board of public and private companies and to provide vital advice to the board while increasing overall shareholder value. Dr. Chiu's background and broad experience has allowed him to act as an advisor in areas of Alzheimer research, breast cancer research, dermatology, drug addictions research, green technology and antimicrobial research. Dr. Chiu has worked as a research scientist for both Pfizer (NYSE: PFE) and Merck & Co. Inc. (NYSE: MRK). He graduated with a B.S. degree from Rensselaer Polytechnic Institute with a summa cum laude. He graduated with an M.S. degree from Seton Hall University. Additionally, Dr. Chiu was accepted as an MD/PhD candidate under the National Institutes of Health's Medical Scientist Training Program for four years at the Mount Sinai School of Medicine where he also researched, developed, consulted and advised the Department of Dermatology's Dr. Huachen Wei in skin cancer research. Seeing the opportunity to impact foreign policies in healthcare, he transferred his credentials to University of Bridgeport School of Naturopathic Medicine to receive his doctorate in naturopathic medicine. With this unique background, he has been chosen to serve in an advisory role in the identification of low cost Technologies (i.e. non-invasive diagnostic equipment) for emerging countries. His years of continuous involvement has created deep relationships within the scientific, business, and medical communities.

Additional members of The Company’s Medical Advisory Board include:

Dr. Richard Thatcher, Dr. Larry Reid and former vice president of Warner Bros. Music - Doug Franks.

Code of Ethics

In December 2003 we adopted a Code of Business Conduct and Ethics which applies to our officers, directors, employees and consultants.  This Code outlines the broad principles of ethical business conduct we adopted, covering subject areas such as:

•	compliance with applicable laws and regulations,
•	handling of books and records,
•	public disclosure reporting,
•	insider trading,
•	discrimination and harassment,
•	health and safety,
•	conflicts of interest,
•	competition and fair dealing, and
•	protection of company assets.

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A copy of our Code of Business Conduct and Ethics is filed as an exhibit to this report.  In addition, we will provide a copy, without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to us at our principal offices at 3525 Del Mar Heights Rd, #802, San Diego, CA 92130, Attention: Corporate Secretary.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at September 30, 2011.  The value attributable to any option awards is computed in accordance with FASB ASC 718.

SUMMARY COMPENSATION TABLE

							Nonequity	Non-qualified	All
							incentive	deferred	other
					Stock	Option	plan	Compen-	compen-
Name and principal		Salary	Bonus	Awards	Awards	compen-	earnings	sation	Total
Position	Year	($)	($)	($)	($)	sation ($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

William Marginson1	2011	48,000	—	—	—	—	—	—	48,000
	2010	48,000			500,000				548,000

1	Mr. Marginson served as our Chief Executive Officer from March, 2010 to November 2011. His 2010 and 2011 salary has been accrued but not paid. Mr. Marginson received a restricted stock option award of 500,000 shares of our common stock, valued at $500,000, in June, 2010 for serving as chief executive officer.

How Mr. Marginson‘s compensation was determined

Mr.Marginson, who served as our CEO from March 2010 until October, 2011, was not a party to an employment agreement with our company. His compensation was determined by the Board of Directors. The Board considered a number of factors in determining Mr. Marginson’s compensation including the scope of his duties and responsibilities to our company and the time he devotes to our business. The Board did not consult with any experts or other third parties in fixing the amount of Mr. Marginson’s compensation. Mr. Marginson’s compensation excludes option grants he received as a member of the Board of Directors.

Compensation arrangement with Mr. Driscoll

Mr. Driscoll has not been compensated by MSI to date. Upon closing of the proposed Merger Agreement, Mr. Driscoll will receive the majority control shares of VOIS for his role as Officer/ Director. The Company anticipates entering into an Employment Agreement to establish a monthly salary with Mr. Driscoll once the Company has successfully received funding

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS,

DIRECTOR INDEPENDENCE

We are not a party to any transactions since the beginning of fiscal year 2011 or which are currently proposed with any “related person” as that term is described in Regulation S-K in an amount which exceeds $120,000.

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Related party transactions – MSI

Advances to Parent Company

Over the years, the Company has advanced cash to and from its Parent Company, Mind Technologies Inc. The advances to and from the Parent Company are non-interest bearing and payable on demand. At December 31, 2011 the Company has Advances to Parent balance of $190,852.

Services provided by Parent Company

The Parent Company leases office space in Cardiff California where operational services are provided to the Company. Management determined that the expense related to the office space and related services provided to be nominal and did not recognize any expense.

Note Payable- Related Party

The Company has an outstanding note payable to its sole officer. This officer is also an officer of the Parent Company. The notes is described in detail in note 10.

The Company has a non interest bearing note payable to its sole officer at December 31, 2011 in the amount of $194,674, payable on demand.

Director Independence

Our sole director is not considered “independent” within the meaning of meaning of Rule 5605 of the NASDAQ Marketplace Rules.

LEGAL PROCEEDINGS

On April 30, 2008 we filed a complaint against two former members of our Board of Directors alleging breach of fiduciary duty, waste of corporate assets and unjust enrichment.  The complaint, styled VOIS Inc., Plaintiff, vs. Edward Spindel and Michael Spindel, Defendants, Case No. CA012201XXXXMB, in the Circuit Court for the 15th Judicial District in and for Palm Beach County, Florida,alleges that during 2002 and 2003 while the company, which at that time known as Medstrong International, was under significant financial distress the defendants caused the company to issue demand promissory notes charging excessive and/or usurious interest rates with the knowledge that the company would be unable to repay the notes upon any demand.  The defendants, who are brothers, were members of the Medstrong International Board of Directors until their resignations in April 2006.

The complaint further alleges that the defendants engaged in a repeated systematic scheme to defraud our company by continuing to restructure the promissory notes while they were members of the prior Board of Directors at such excessive and usurious interest rates that the defendants violated their fiduciary duties and responsibilities and approved debt obligations that benefited them and not the company and that their wrongful actions and omissions resulted in their unjust enrichment.  We sought damages in excess of $968,000.

On June 18, 2009, the defendants removed the lawsuit from Palm Beach Circuit Court (State) to the United States District Court for the Southern District of Florida (Federal).  Thereafter, the defendants sought to have the case transferred to the United States District Court in New York.  On October 27, 2009, the judge denied the defendant’s Motion to Transfer.  On October 28, 2009 the defendants filed their Answer and Defenses to the Complaint.  The defendants did not file a counterclaim at that time.  On November 12, 2009, the Court entered a Scheduling Order and a Notice of Trial for December 2009.  On December 4, 2009, the Court selected a mediator.  In February 2010, the defendants changed law firms and sought leave from the Court to file a counterclaim.  At that time, the defendants also served discovery in the form of interrogatories, request for production and request for admission.  The defendant’s counterclaim was filed on February 17, 2010 and we filed our Answer on March 13, 2010.  Over the course of the next several months we responded to the discovery requests.

On November 13, 2009, the parties attended a pretrial hearing to address legal issues related to our complaint and the defendants’ counterclaim.  Based upon questions posed by the Court and the argument of counsel, the Court struck the defense of usury and additionally dismissed our complaint without prejudice, providing us 10 days to file an amended complaint.  The defendants were also provided 10 days to file an Amended counterclaim.  Based upon the rulings, the matter was then removed from the Court’s December 2009 trial docket.  We have decided that it is not cost effective or beneficial to pursue our affirmative claims in this matter and have, accordingly, elected not to file an amended complaint.

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On July 19, 2010, the counter–plaintiffs, Edward and Michael Spindel filed a motion for summary judgment.  Vois Inc. filed a response in opposition on August 5, 2010.  The Spindels filed a reply on September 9, 2010. The court held a hearing on September 16, 2010 and at the hearing granted summary judgment in favor of the Spindels.  Final judgment was ordered on November 16, 2010 in the amount of $287,266 plus post judgment interest.   Attorney’s fees of $172,304 were also awarded.  On December 6, 2010 we filed an appeal to the judgment. On July 13, 2011 the United States Court of Appeals for the Eleventh Circuit issued an opinion in favor of VOIS Inc.  This Opinion was made final when the Court issued its mandate on August 15th, 2011. This ruling effectively reversed the Summary Judgment previously granted to the Spindels by the District Court on November 4, 2010 in the amount of $287,266.

The outstanding notes due to the defendants in the aggregate amount of $145,000, which are unsecured and were issued at the time they were members of our Board of Directors, remain past due.  The defendants elected not to participate with the holders of other promissory notes, including our then executive officers, in the exchange of those notes for equity which occurred during January 2009.

We were a defendant in two actions, each entitled 951 Yamato Acquisition Company, LLC versus VOIS Inc. both as filed in December 2009 the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida under case numbers 502010CA040121XXXXMB and 502010CC19027XXXXBBRS, which are related to the lease agreements for our former office space.  A combined summary judgment was entered in April, 2010 against VOIS in the amount of $106,231.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "VOIS."  The following table sets forth the reported high and low closing bid prices for our common stock as reported on the OTC Bulletin Board for the following periods.  These prices do not include retail mark-ups, markdowns or commissions, and may not necessarily represent actual transactions.

	High	Low
Fiscal 2011
October 1, 2010 - December 31, 2011	$1.01	$0.02
January 1, 2011 - March 31, 2011	$0.45	$0.25
April 1, 2011 - June 30, 2011	$0.45	$0.22
July 1, 2011 - September 30, 2011	$0.23	$0.15

Fiscal 2012
October 1, 2011 - December 31, 2011	$0.23	$0.08
January 1, 2012 - March 31, 2012	$0.13	$0.005
April 1, 2012 - June 30, 2012	$10	$0.05
July 1, 2012 - September 30, 2012	$0.099	$0.05

The last sale price of our common stock as reported on the OTC Bulletin Board on October 19, 2012 was $0.07 per share. As of October 19, 2012, there were approximately 125 record owners of our common stock.

Dividend Policy

We have never paid cash dividends on our common stock.  Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition.  In addition under Florida law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Florida statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If, however, the capital of our company, computed in accordance with the relevant Florida statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

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RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 - Unregistered Sales of Equity Securities of this Current Report.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

We are authorized to issue 1,000,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. At October 19, 2012 we had 243,031,098 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

We are authorized to issue 10,000,000 shares of $0.001 par value preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

AND LIMITATION OF LIABILITY

Under Section 607.0850 of Title XXXVI, Business Organizations, Chapter 607, Corporations, of the 2010 Florida Statutes, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Articles of Amendment to our Articles of Incorporation provide that, we may indemnify any director, officer, employee or agent to the fullest extent permitted by Florida law. This provision in the amended articles of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of distributions or approval of stock repurchases or redemptions that are unlawful under Florida law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Florida corporation law. Our bylaws further provide that our Board of Directors has discretion to indemnify its officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of its bylaws.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Florida law, and that may provide additional procedural protection. As of the date of the Share Exchange, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;
•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or
•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 4.01          Change in Registrant’s Certifying Accountant

On October 22, 2012 we dismissed Sherb & Co., LLP as our independent registered public accounting firm and engaged Michael F. Cronin, CPA as our independent registered public accounting firm. Sherb & Co., LLP had audited our financial statements for the years ended September 30, 2011 and 2010. The dismissal of Sherb & Co., LLP was approved by our board of directors on October 19, 2012. Sherb & Co., LLP did not resign or decline to stand for re-election.

Neither the report of Sherb & Co., LLP dated November 22, 2011 on our balance sheets as of September 30, 2011 and 2010 and the related statement of operations for the years ended September 30, 2011 and 2010 and cumulative for the period from May 19, 2000 (inception) to September 30, 2011, change in stockholders’ deficit from May 19, 2000 (inception) to September 30, 2011 and cash flows or the years ended September 30, 2011 and 2010 and cumulative for the period from May 19, 2000 (inception) to September 30, 2011, nor the report of Sherb & Co., LLP dated December 15, 2010 on our balance sheets as of September 30, 2010 and 2009 and the related statement of operations for the years ended September 30, 2010 and 2009 and cumulative for the period from May 19, 2000 (inception) to September 30, 2010, change in stockholders’ deficit from May 19, 2000 (inception) to September 30, 2010 and cash flows or the years ended September 30, 2010 and 2009 and cumulative for the period from May 19, 2000 (inception) to September 30, 2010 contained an adverse opinion or disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report raised substantial doubts on our ability to continue as a going concern.

During our two most recent fiscal years and the subsequent interim period preceding our decision to dismiss Sherb & Co., LLP we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement if not resolved to the satisfaction of Sherb & Co., LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report.

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During our two most recent fiscal years and the subsequent interim period prior to retaining Michael F. Cronin, CPA (1) neither we nor anyone on our behalf consulted Michael F. Cronin, CPA regarding (a) either application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) D’Arelli Pruzansky, P.A. did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issues.

We provided Sherb & Co., LLP with a copy of this Current Report prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Sherb & Co., LLP is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant.

Please see Item 2.01- Completion of Acquisition or Disposition of Assets and Item 3.02 - Unregistered Sales of Equity Securities of this Current Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Please see Item 2.01 - Completion of Acquisition or Disposition of Assets of this Current Report.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited financial statements of MSI as of December 31, 2011 and 2010 and the related statements of operations, stockholders' equity and cash flows for the years then ended are filed as Exhibit 99.1 to this report.

The unaudited financial statements of MSI as of June 30, 2012 and 2011 and the related statements of operations and cash flows for the periods then ended as filed as Exhibit 99.2 to this report.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger dated October 19, 2012 by and among VOIS, Inc., Mind Solutions, Inc., a Nevada corporation, Mind Solutions, Inc., an Ontario corporation and Mind Solutions Acquisition Corp., a Nevada corporation *
3.1	Certificate of Incorporation (1)
3.2	Certificate of Amendment to the Certificate of Incorporation (2)
3.3	Form of Restated Certificate of Incorporation (2)
3.4	Certificate of Amendment to Certificate of Incorporation (3)
3.5	Form of Restated Certificate of Incorporation (3)
3.6	Certificate of Amendment to the Certificate of Incorporation (4)
3.7	Form of Restated Certificate of Incorporation (4)
3.9	Bylaws (1)
3.10	Certificate of Domestication and Articles of Incorporation as filed with the Secretary of State of Florida on March 18, 2010 (15)
3.11	Articles of Amendment to the Articles of Incorporation as filed with the Secretary of State of Florida on June 18, 2010 (17)
3.12	Articles of Amendment to the Articles of Incorporation as filed with the Secretary of State on October 29, 2010 (18)
10.1	Asset Purchase and Assignment Agreement dated February 1, 2007 by and between Vois Networking, Inc. and Medstrong International Corporation (5)
10.2	2002 Stock Option Plan (8)

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10.3	2007 Equity Compensation Plan (6)
10.4	Amendment No. 1 to the 2002 Stock Option Plan (9)
10.8	Form of Stock Purchase Agreement by and among Trackside Brothers LLC , VOIS Partners LLC, VOIS Inc. and Schneider Weinberger & Beilly LLP (12)
10.9	Form of Stock Purchase Agreement by and among Carrera Capital Management, Inc. , VOIS Partners LLC, VOIS Inc. and Schneider Weinberger & Beilly LLP (12)
10.10	Form of Stock Purchase Agreement by and among JAB Interactive LLC, VOIS Partners LLC, VOIS Inc. and Schneider Weinberger & Beilly LLP (12)
10.11	Lease for principal executive offices (13)
10.13	2010 Equity Compensation Plan (16)
10.14	Subscription Agreement dated as of November 3, 2010 between VOIS Inc. and IceWEB, Inc. (19)
14.1	Code of Business Conduct and Ethics (7)
16.1	Letter dated October 23, 2012 from Sherb & Co, LLP*
99.1	Audited financial statements of MSI as of December 31, 2011 and 2010 and the related statements of operations, stockholders’ equity and cash flows for the years then ended *
99.2	Unaudited financial statements of MSI as of June 30, 2012 and 2011 and the related statements of operations and cash flows for the periods then ended *

* filed herewith

(1)	Incorporated by reference to the registration statement on Form SB-1, SEC File No. 333-57468, as amended.
(2)	Incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended June 30, 2006.
(3)	Incorporated by reference to the Annual Report on Form 10-KSB for the period ended December 31, 2006.
(4)	Incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended March 31, 2007.
(5)	Incorporated by reference to the Current Report on Form 8-K as filed on February 12, 2007.
(6)	Incorporated by reference to the Current Report on Form 8-K as filed on October 25, 2007.
(7)	Incorporated by reference to the Annual Report on Form 10-KSB for the period ended December 31, 2003.
(8)	Incorporated by reference to the definitive proxy on Schedule 14A as filed on July 10, 2002.
(9)	Incorporated by reference to the definitive proxy on Schedule 14A as filed on July 11, 2003.
(10)	Incorporated by reference to Annual Report on Form 10-KSB/A for the period ended December 31, 2003.
(11)	Incorporated by reference to the Current Report on Form 8-K as filed on February 5, 2007.
(12)	Incorporated by reference to the Current Report on Form 8-K as filed on November 1, 2007.
(13)	Incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended March 31, 2009.
(14)	Incorporated by reference to the Current Report on Form 8-K as filed on December 23, 2009.
(15)	Incorporated by reference to the Current Report on Form 8-K as filed on March 24, 2010.
(16)	Incorporated by reference to the Current Report on Form 8-K as filed on April 23, 2010.
(17)	Incorporated by reference to the Current Report on Form 8-K as filed on June 23, 2010.
(18)	Incorporated by reference to the Current Report on Form 8-K as filed on October 30, 2010.
(19)	Incorporated by reference to the Current Report on Form 8-K as filed on November 6, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOIS, INC.

Date: October 23, 2012	By: /s/ Kerry Driscoll
Kerry Driscoll, Chief Executive Officer

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